Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vision Marine Technologies Inc.

Montréal, Québec

We hereby consent to the use in the prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form F-1 of our report dated April 24, 2020, relating to the financial statements of Vision Marine Technologies Inc. (formerly known as Riopel Marine Inc.) as of August 31, 2019 and 2018 and for the years ended August 31, 2019 and 2018, which is contained in that prospectus.

We also consent to the reference to us under the caption “Experts” in the prospectus.

BDO Canada LLP

Montréal, Québec

July 31, 2020